Exhibit 99.3

FOR IMMEDIATE RELEASE Redwood Trust, Inc. Thursday, November 6, 2014	CONTACTS:	Christopher Abate Chief Financial Officer (415) 384-3584 Mike McMahon Investor Relations (415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND FOR THE FOURTH QUARTER OF 2014

MILL VALLEY, CA – Thursday, November 6, 2014 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a fourth quarter regular dividend of $0.28 per share. The fourth quarter 2014 dividend is payable on December 29, 2014 to stockholders of record on December 15, 2014.

“The payment of regular dividends remains a priority for Redwood. Our fourth quarter dividend will mark our 62nd consecutive quarterly dividend,” said Marty Hughes, Redwood’s CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.